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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                              RIVOLI BANCORP, INC.

                                       I.

         The name of the corporation is Rivoli BanCorp, Inc.

                                       II.

         The aggregate number of shares of capital stock which the Corporation has authority to issue is 55,000,000 shares, which shall consist of 50,000,000 shares of common stock, $1.00 par value per share ("Common Stock") and 5,000,000 shares of preferred stock, $1.00 par value per share ("Preferred Stock"). No shareholder of any stock of this Corporation shall have preemptive rights. There shall be no cumulative voting by the shareholders of the Corporation.

         A. Common Stock. Subject to the preferential dividend rights applicable to shares of any series of Preferred Stock the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. Each holder of record of the Common Stock shall have one vote for such share of Common Stock standing in such holder's name on the books of the Corporation and entitled to vote.

         B. Preferred Stock. The Preferred Stock may be issued by the Board of Directors, from time to time, in one or more series. Authority is hereby vested solely in the Board of Directors of the Corporation to provide, from time to time, for the issuance of Preferred Stock in one or more series and in connection therewith to determine without shareholder approval, the number of shares to be included and such of the designations, powers, preferences, and relative rights and the qualifications, limitations, and restrictions of any such series, including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

                  1. The designation and name of such series and the number of shares that shall constitute such series;

                  2. The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue, and the dividend payment dates for such dividends;

                  3. Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;


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                  4.       Whether such series shall be subject to redemption
and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

                  5. The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation on shares of any other series or on the Common Stock;

                  6. The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or of Common Stock;

                  7. The extent of the voting powers, if any, of the shares of such series;

                  8. The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

                  9. Any other preferences and relative, participating, option, or other special rights, and qualifications, limitations or restriction thereof, or any other term or provision of shares of such series as the Board of Directors may deem appropriate or desirable.

         The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock.

         All shares of Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable, and if cumulative, shall cumulate.

         Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

                                      III.

         The mailing address of the initial principal office of the Corporation is P.O. Box 1936, 515 Mulberry Street, Macon, Georgia 31202-1936.

                                       IV.

         The street address of the initial registered office of the Corporation is 515 Mulberry Street, Macon, Georgia 31201, located in Bibb County. The initial registered agent of the Corporation at such office is J. Patrick McGoldrick


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                                       V.

         A. The number of directors constituting the Board of Directors of the Corporation shall consist of not less than three (3) nor more than twenty-four (24) persons, the exact number of directors to be determined from time to time either by the shareholders or the Board of Directors.

         B. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the Corporation's initial Class I directors shall expire at the Corporation's first annual meeting of shareholders; the term of the Corporation's initial Class II directors shall expire at the Corporation's second annual meeting of shareholders; and the term of the Corporation's initial Class III directors shall expire at the Corporation's third annual meeting of shareholders.

         At each annual meeting of the shareholders, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except in the case of removal from office, any vacancy on the Board of Directors may be filled by a majority of the directors then in office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         A director may be removed only with cause and may be removed at any regular or special meeting of shareholders called for that purpose, by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of the Corporation entitled to vote in the election of directors. A vacancy created by the removal of a director shall be filled by person nominated and elected by the holders of at least seventy-five percent (75%) of the outstanding shares of the Corporation entitled to vote in elections of directors.

         The number of directors constituting the initial Board of Directors shall be twelve (12) and the name, class and address of each member of the initial Board of Directors is as follows:

                  Name                             Class                                Address
-----------------------------------------     ----------------    ----------------------------------------------------
Roy H. Fickling                               Class I             577 Mulberry Street, Suite 1100, Macon, Georgia 31201
J. Patrick McGoldrick                         Class I             515 Mulberry Street, Macon, Georgia 31201
F. Tredway Shurling                           Class I             135 Bentwood Circle, Macon, Georgia 31210
Raymond H. Smith, Jr                          Class I             4001 Vineville Avenue, Macon, Georgia 31210
Ethel A. Cullinan                             Class II            5530 Rivoli Drive, Macon, Georgia 31210
William T. Wiley                              Class II            1185 Nottingham Drive, Macon, Georgia 31211
Edward P. Loomis, Jr.                         Class II            105 Kentucky Downs Way, Macon, Georgia 31210
D. Frank Gunn                                 Class II            2628 Stanislaus Plaza, Macon, Georgia 31204


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
Henry K. Koplin                               Class III           168 Rivoli Ridge Drive, Macon, Georgia 31210
C. Warren Selby, Jr.                          Class III           5841 Kentucky Downs Drive, Macon, Georgia 31210
A.V. Elliot                                   Class III           900 St. Andrews Drive, Macon, Georgia 31210
Edward H. Greene                              Class III           109 Rivoli Ridge Drive, Macon, Georgia 31210

         The name and address of the Incorporator of the Corporation is Robert
C. Schwartz, Esq., Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-3592.

         No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article V, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Georgia in effect at the time, shall receive the affirmative vote or consent of the holders of seventy-five percent (75%) of the outstanding shares of the Corporation entitled to vote in elections of directors.

                                       VI.

         In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Georgia or any other provision of these Articles of Incorporation or otherwise, the affirmative vote or consent of the holders of not less than two-thirds (2/3) of the shares of each class of stock of the Corporation entitled to vote in elections of directors shall be required to authorize, adopt or approve a Covered Transaction; however, the provisions of this Article VI shall not apply to any Covered Transaction referred to in this Article VI with any Interested Person if the Covered Transaction is approved by three-fourths (3/4) of the entire membership of the Board of Directors of the Corporation, in which event the affirmative vote of not less than a majority of the holders of each class of stock of the Corporation entitled to vote in elections of directors shall be required.

         For the purpose of this Article VI:

         1. "Affiliate" and "associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

         2. A persons shall be the "beneficial owner" and "beneficially owns" shares of stock of the Corporation (other than shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of securities of the Corporation.

         3.       "Covered Transaction" is:


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                  a.       any merger or consolidation of the Corporation or any
                           subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

                  b. any sale, lease or other disposition of all or any substantial part (assets having an aggregate fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof;

                  c. any issuance of delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash); or

                  d.       the liquidation of the Corporation.

         4. "Interested Person" is any person which, as of the record date for the determination of shareholders entitled to notice of any Covered Transaction and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of any Covered Transaction, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

         5. "Person" is any individual, partnership, corporation or other entity.

         6. "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

         No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article VI, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Georgia in effect at the time, shall receive the affirmative vote or consent of the holders of seventy-five percent (75%) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                      VII.

         The Board of Directors of the Corporation, when evaluating any offer of another individual, firm, corporation, or other entity ("Person") (a) to make a tender or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with such other Person, or (c) to purchase or otherwise acquire all of substantially all of the properties and assets of the Corporation (such offers individually referred to as an "Acquisition Proposal"), shall, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its Stockholders, give due consideration to all relevant factors, including without limitation, the consideration being offered in the Acquisition Proposal in relation to the then-current market price of the Acquisition Proposal in relation to the then-current market price of the Corporation's stock, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity, the social and economic effects on the employees, customers, suppliers, creditors, and other constituents of the Corporation and on the communities in which the Corporation operates or is located and the desirability of maintaining independence from any other business or business entity; provided, however, that this Articles shall be


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deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

         No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article VII, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Georgia in effect at the time, shall receive the affirmative vote or consent of the holders of seventy-five percent (75%) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                      VIII.

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director; provided, however, that to the extent required by applicable law, this Article VIII shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of this Article VIII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                       IX.

                  A. The Corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, and as set forth in the Bylaws, indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action, suite or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity, which any director, officer, employee of the Corporation or other person is serving, has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that such person or such person's testator or intestate is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person in circumstances for which indemnification is prohibited by the Georgia Business Corporation Code. The Corporation shall provide for the advancement of expenses to directors, and may, at the discretion of the Board of Directors, provide for the advancement of expenses incurred in connection with any such action or proceeding to officers, employees and others, subject to the requirements of applicable law and as set forth in the Bylaws.

                  B. Nothing contained in this Article IX shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article, or shall be deemed exclusive of any other rights to which such person seeking indemnification or


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         advancement of expenses may have or hereafter may be entitled under law, any provision of these Articles of Incorporation, or Bylaws, any agreement approved by the Board of Directors, or a resolution of shareholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board of Directors is hereby authorized. The Corporation may purchase and maintain insurance on behalf of any or all persons for whom indemnification is authorized or required.

                  C. The indemnification and advancement of expenses provided by, or authorized pursuant to, this Article IX shall: i) apply with respect to acts or omissions occurring prior to the adoption of this Article IX to the fullest extent permitted by law, and ii) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto.

                                       X.

         Except as otherwise specifically provided herein, these Articles of Incorporation may be amended, altered, changed or repealed only by the affirmative vote or consent of the holders of at least fifty percent (50%) of the shares of the Corporation entitled to vote in elections of directors.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on the 19th day of February, 2001.



                                       /s/ Robert C. Schwartz
                                       ----------------------------------------
                                       Robert C. Schwartz, Esq.
                                       Incorporator